Exhibit 99

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT entered into as of January 1, 2016 (the “Effective Date”) by and between THE EASTERN COMPANY, a Connecticut corporation with principal offices at 112 Bridge Street, Naugatuck, CT  06770 (the “Employer”), and AUGUST M. VLAK, with his address at 2 Dogwood Lane, Darien, CT 06820 (the "Executive").

A.	Employer is engaged in the business of developing, manufacturing and/or marketing industrial hardware, security products and metal castings (the “Employer’s Business”);

B.           Employer and Executive desire to enter into an employment agreement as follows:

1.	Employment Duties and Conditions

(a)
During the Term of Employment as defined in Section 2, Employer agrees to employ Executive as an executive, subject to the overall direction and control of the Board of Directors of Employer (the “Board”). Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Agreement. Executive will have, at all times during the term of this Agreement, the title of President and Chief Executive Officer.

(b)
Executive shall devote substantially all of his working time to Employer's Business as conducted from time to time. It is agreed that Executive’s service as an officer of, or as a member of the board of directors of, any affiliate or subsidiary of the Employer that may exist from time to time shall be rendered without additional compensation.  Executive also agrees to serve as a member of the Board, if elected, without additional compensation therefor.

(c)
The Executive shall be provided with suitable office space, furnishings, and secretarial and administrative assistance. Without the Executive’s consent, the Employee shall not be required to report principally to an office located more than fifty (50) miles from Darien, Connecticut.

2.           Term

The term of Executive's employment under this Agreement shall commence on the Effective Date (the “Commencement Date”) and end on December 31, 2016 (the "Term"). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one year renewal terms, unless either party sends to the other party a notice of non-renewal at least sixty (60) days prior to the expiration of the Term or any then-current renewal term (each, a "Renewal Term"). The Term and each Renewal Term are subject to earlier termination as set forth in Section 5. However, for purposes of determining whether any of the termination benefits described in Section 5 are payable to the Executive, any notice of non-renewal of this Agreement shall not constitute a termination of this Agreement or a termination of the employment of the Executive.  The actual term of employment is defined as the "Term of Employment."

3.          Compensation

In consideration of the services performed for or on behalf of the Employer, the Employer shall compensate the Executive as follows:

(a)Base Compensation.  Employer shall pay to Executive an annual base salary of Four Hundred Thousand and 00/100 ($400,000.00) Dollars (the “Annual Base Salary”) during the Term of Employment.  The Board may increase the amount of the Executive’s Annual Base Salary from time to time, in its sole discretion.  The Board may decrease the amount of the Executive’s Annual Base Salary, but only to the extent such reduction also applies to the annual base salary of the other executive officers of the Company.  All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its executives.

(b)Annual Bonus. In addition to the base compensation set forth in Section 3(a), Executive shall receive an annual bonus based on Executive’s achievement of his annual goals and objectives as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee shall determine the annual goals and objectives no later than the date on which the Board approves Employer’s annual budget. Any payments to be made under this Section 3(b) shall be paid no later than the fifteenth (15th) day of the third month following the end of the fiscal year to which such annual bonus relates.

4.Additional Executive Benefits

(a)           Other Benefits.  The Executive will be eligible for and will be entitled to participate in other benefits maintained by the Employer for its senior executive officers (including, but not limited to, medical, dental, disability, life insurance and retirement benefits) on a basis not less favorable than that applicable to other senior executive officers of the Employer, subject to the requirements of applicable law. The Employer shall have the right to amend or terminate any or all of such benefits at any time; provided, however, that any such amendment or termination shall apply on the same basis to the Executive and to all other senior executive officers of the Employer.

(b)           Expenses. Employer shall reimburse Executive for all expenses which are reasonably incurred by Executive in connection with the performance of Executive's duties under this Agreement against Executive's pre-submitted documented vouchers for such expenses, and which constitute deductible ordinary and necessary business expenses under Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)           Vacation. The Executive will be entitled to five (5) weeks of vacation per calendar year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Employer and to Employer policies applicable to senior executive officers as in effect from time to time. Except as hereinafter specifically provided, the Executive shall not be entitled to receive cash in lieu of any unused vacation time. In addition, the Executive shall not be entitled to carryover any unused vacation time to a subsequent calendar year.

(d)           Change in Control Benefits.  Executive shall be entitled to the change in control benefits set forth in Exhibit A hereto.

5.           Termination Benefits

(a)           Termination by the Employer for Cause.  Employer may terminate this Agreement for Cause.If Employer notifies Executive of its election to terminate this Agreement for Cause, this termination shall become effective at the time notice is deemed to have been given in accordance with Section 9 hereof.

(i)           "Cause" within the meaning of this Agreement shall mean:

(A)           Executive's breach of the provisions of Section 6 hereof.

(B)           Failure by Executive to comply in any material respect with the terms of this Agreement or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which failure has not been corrected by Executive within ten (10) days after written notice from Employer of such failure.

(C)           Physical incapacity or disability of Executive to perform the services required to be performed under this Agreement. For purposes of this Section 5(a)(i)(C), Executive's incapacity or disability to perform such services for any cumulative period of one hundred twenty (120) days during any twelve-month period, or for any consecutive period of ninety (90) days, shall be deemed "Cause" hereunder.

(D)           Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement.

(E)           Executive engages in a fraudulent act or dishonest act to the damage or prejudice of Employer or its affiliates, or engages in conduct or activities damaging to the property, business or reputation of Employer or its affiliates, all as determined by the Board in good faith in its sole discretion.

(ii)           If Employer terminates Executive for Cause, any Annual Base Salary, expenses and vacation accrued but unpaid through the date of Executive’s termination of employment shall be paid to Executive in full at the time or times set forth in the Employer’s customary payroll practices.  However, Executive shall not be entitled to receive any portion of the annual bonus attributable to the year in which his termination of employment occurs.

(b)           Termination due to death.  This Agreement shall automatically terminate upon the death of Executive.

(i)           Upon the termination of the Agreement due to the death of Executive, any Annual Base Salary, expenses and vacation accrued but unpaid through the date of Executive’s death shall be paid to his estate in full at the time or times set forth in the Employer’s customary payroll practices.

(ii)           Employer shall also pay Executive’s estate an amount equal to the greater of:

(A)           A portion of the Executive’s bonus for the fiscal year in which the Executive’s death occurs, based on the bonus incentive plan for such fiscal year and the Company’s actual performance through the date of his death; or

(B)           (I)           If the Executive’s death occurs on or after April 1, 2016 and prior to July 1, 2016, one-fourth (1/4th) of his target bonus (which equals $400,000 for 2016).

(II)           If the Executive’s death occurs on or after July 1, 2016 and prior to October 1, 2016, one-half(1/2rd) of his target bonus (which equals $400,000 for 2016).

(III)           If the Executive’s death occurs on or after October 1, 2016 and prior to January 1, 2017, three quarters (3/4) of his target bonus (which equals $400,000 for 2016).

(IV)           If the Executive’s death occurs on or after January 1, 2017, the full amount of his target bonus for the calendar year in which his death occurs.

Such amount shall be payable in a lump sum on the first day of the month following the Executive’s death.

(c)           Termination by the Employer without Cause. Employer may terminate Executive at any time without Cause.

(i)           Cause is defined in Section 5(a)(i) of the Agreement.

(ii)           If Employer terminates Executive without Cause, any Annual Base Salary, expenses and vacation accrued but unpaid through the date of Executive’s termination of employment shall be paid to Executive in full at the time or times set forth in the Employer’s customary payroll practices.  If Employer terminates Executive without Cause, Employer shall also pay Executive an amount equal to one-half (1/2) times Executive’s Annual Base Salary at the highest rate paid Executive for any fiscal year during the aggregate period of Executive’s employment by Employer.

(iii)           Employer shall also pay Executive an amount equal to a portion of the Executive’s bonus for the fiscal year in which the Executive’s termination of employment occurs, based on the bonus incentive plan for the relevant period of the fiscal year and the Company’s actual performance through the date of his termination of employment.  Such amount shall be payable in a lump sum on the date that is six months after the date of the Executive’s termination of employment.

(iv)           Notwithstanding the foregoing, Employer shall be obligated to make the payment set forth in Section 5(c)(iii) only if Executive delivers to Employer an executed Release and Waiver, and a resignation from all offices, directorships and fiduciary positions with Employer, its affiliates and employee benefit plans, prior to the sixtieth (60th) day following Executive’s termination of employment.  Such Release and Waiver shall be in substantially the form of Employer’s standard Release and Waiver for all employees, with such changes therein or additions thereto as Employer determines, in its sole discretion, to be necessary to give effect to its intent and purpose.  No payments shall be made under Section 5(c)(iii) prior to the last day of any waiting period or revocation period required by applicable law in order for the Release and Waiver to be effective.

(d)           Termination by the Executive for Good Reason or due to a Constructive Termination. Executive may terminate his employment with Employer for “Good Reason” or due to a “Constructive Termination” after giving Employer notice of the event on which Good Reason or Constructive Termination is purportedly based.  Such notice shall be provided within ninety (90) days of the initial occurrence of such event.  Employer shall have thirty (30) days from the date of such notice to cure such event.

(i)           Termination by Executive of his employment for “Good Reason” shall mean termination of employment with Employer based upon:

(A)           a significant diminution in Executive’s material duties and responsibilities without Executive’s express written consent; or

(B)           a significant reduction by Employer in Executive’s Annual Base Salary contrary to the provisions of Section 3(a).

(ii)           Termination by Executive of his employment due to “Constructive Termination” shall mean termination of employment with Employer as a result of a Constructive Termination as defined in Section 5(h) of Exhibit A hereto.

(iii)           If Executive terminates his employment with Employer for Good Reason or due to a Constructive Termination, any Annual Base Salary, expenses and vacation accrued but unpaid through the date of Executive’s termination of employment shall be paid to Executive in full at the time or times set forth in the Employer’s customary payroll practices. If Executive terminates his employment with Employer for Good Reason or due to a Constructive Termination, Employer shall also pay Executive an amount equal to one-half (1/2) times Executive’s Annual Base Salary at the highest rate paid Executive for any fiscal year during the aggregate period of Executive’s employment by Employer.

(iv)           Employer shall also pay Executive an amount equal to a portion of the Executive’s bonus for the fiscal year in which the Executive’s termination of employment occurs, based on the bonus incentive plan for the relevant period of the fiscal year and the Company’s actual performance through the date of his termination of employment.  Such amount shall be payable in a lump sum on the date that is six months after the date of the Executive’s termination of employment.

(v)           Notwithstanding the foregoing, Employer shall be obligated to make the payment set forth in Section 5(d)(iv) only if Executive delivers to Employer an executed Release and Waiver, and a resignation from all offices, directorships and fiduciary positions with Employer, its affiliates and employee benefit plans, prior to the sixtieth (60th) day following Executive’s termination of employment.  Such Release and Waiver shall be in substantially the form of Employer’s standard Release and Waiver for all employees, with such changes therein or additions thereto as Employer determines, in its sole discretion, to be necessary to give effect to its intent and purpose.  No payments shall be made under Section 5(d)(iv) prior to the last day of any waiting period or revocation period required by applicable law in order for the Release and Waiver to be effective.

(e)           Termination by the Executive without Good Reason and not due to a Constructive Termination.  Executive may terminate his employment with Employer at any time by giving thirty (30) days prior written notice to Employer.

If Executive terminates employment without Good Reason and not due to a Constructive Termination, any Annual Base Salary, expenses and vacation accrued but unpaid through the date of Executive’s termination of employment shall be paid to Executive in full at the time or times set forth in the Employer’s customary payroll practices.  However, Executive shall not be entitled to receive any portion of the annual bonus attributable to the year in which his termination of employment occurs.

6.           Non-Competition and Non-Disclosure

(a)           Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall prohibit Executive from acquiring or owning without disclosure to Employer less than one percent (1%) of the outstanding securities of any class of any competing corporation that are listed on a national securities exchange or traded in the over-the-counter market.

(b)           During and after the Term of Employment, Executive covenants and agrees that Executive shall keep strictly confidential all non-public proprietary information which Executive may obtain during the course of Executive's employment with respect to the business practices, finances, developments, marketing, sales, customers, affairs, trade secrets and other confidential information of Employer, which shall remain Employer's exclusive property, and Executive shall not disclose the same, except solely in the course of business on behalf of and for the benefit of

Employer pursuant to this Agreement, except to the extent that the same is then: (i) publicly available without any act of Executive through a party not violating its obligations to Employer; or (ii) required to be disclosed under the laws of the United States or any state in any judicial or administrative proceeding. Executive further agrees that immediately upon the termination of his employment (irrespective of the time, manner or cause of termination), Executive will surrender and deliver to Employer all: (i) lists, books, records, memoranda and data, computer discs, computer access codes, magnetic media, and software of every kind relating to or in connection with Employer's Business and the customers and suppliers of Employer; and (ii) all of Employer's personal and physical property.

(c)           During the Term of Employment and for a period of six (6) months thereafter, Executive covenants and agrees that Executive shall not compete, directly or indirectly, with Employer in: (i) Employer's Business; or (ii) such other business as in the reasonable opinion of the Board is a competitor of Employer.

(d)           During the Term of Employment and for a period of eighteen (18) months thereafter, Executive covenants and agrees that Executive shall not, alone or with others, directly or indirectly:

(i)           solicit for Executive's benefit or the benefit of any person or organization other than Employer, the employment or other services of any executive or consultant of Employer; or

(ii)           solicit for Executive's benefit or the benefit of any person or organization other than Employer, the employment of any executive of any customer of Employer.

7.           Representation and Indemnification

Executive hereby represents and warrants that he is not a party to any agreement, whether oral or written, which would prohibit him from being employed by Employer, and Executive further agrees to indemnify and hold Employer, its directors, officers, shareholders and agents, harmless from and against any and all losses, costs or expenses of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any breach of such representation and warranty.

8.           Resolution of Disputes

All disputes arising hereunder shall be finally determined by arbitration in the State of Connecticut in accordance with the rules of the American Arbitration Association then obtaining, or any successor organization thereto. Such arbitration shall be conducted by a three person panel, one of whom is selected by each party and the third selected by the two arbitrators or, if the arbitrators cannot agree, selected from the lists of the American Arbitration Association. The arbitrators shall not have the power to abrogate, alter, modify or amend any of the provisions of this Agreement. Any award entered by the arbitrators shall be final and judgment thereon may be entered in any court having jurisdiction. Each party shall bear its own costs in connection with such arbitration. Notwithstanding the foregoing, Employer shall have the right to seek injunctive relief to maintain the status quo and/or to prevent violation of the terms thereof (including but not limited to the covenants in Section 6) pending final determination of the rights and remedies of the parties in an arbitration proceeding.

9.           Notices

All notices shall be in writing and shall be delivered personally (including by a courieror an overnight receipted courier service such as UPS or Federal Express), or sent by facsimile transmission (with appropriate documented receipt thereof), or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement, with Employer’s copy being sent to the Chairman of the Board of the Employer at the Employer’s then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section 9 to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: John V. Galiette, Esq., Reid and Riege, P.C., One Financial Plaza, Hartford, CT  06103.

10.           Indemnification; Insurance

Executive shall be entitled to liability and expense indemnification, advancement of expenses, and reimbursement of expenses to the fullest extent permitted by Connecticut law and by Employer’s current By-laws and Certificate of Incorporation, whether or not the same are subsequently amended. During the Term of Employment, Employer will use commercially reasonable efforts to maintain in effect directors’ and officers’ liability insurance no less favorable to Executive than that in effect as of the date of this Agreement.

11.           Miscellaneous

(a)           This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by Connecticut law (without regard to the choice of law principles thereof).

(b)           This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by an authorized representative of Employer and by Executive or, in the case of a waiver, by an authorized representative of Employer or by Executive, as the case may be. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

(c)           If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable.  In no event shall this Agreement be rendered void or unenforceable in total.

(d)           The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

(e)           In the event of a Change in Control (as defined in Exhibit A), the terms of this Agreement shall inure to the benefit of, and be assumed by, the successor of Employer or the acquiring person in such Change in Control transaction. This Agreement shall not be assignable by Executive, but it shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives.

(f)           This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

(g)           This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

(h)           In the event of the termination or expiration of this Agreement, the provisions of Sections 6, 8, 9, 10 and 11 hereof shall remain in full force and effect, in accordance with their terms.

IN WITNESS WHEREOF, this Agreement has been executed as of the date stated at the beginning of this Agreement.

THE EASTERN COMPANY

                                                                                                              By /s/James A. Mitarotonda
   James A. Mitarotonda
   Chairman of the Board of Directors:
   March 29, 2016

/s/ August M. Vlak
August M. Vlak
Date: March 29, 2016

EXHIBIT A

CHANGE IN CONTROL BENEFITS

1.           Eligibility For Change in Control Benefits.

(a)            General Rules.

(i)           Subject to the requirements set forth in this Section 1, Employer hereby grants to Executive the Change in Control benefits described in this Exhibit A.

(ii)           Executive shall be eligible to receive the benefits set forth in Section 2 of this Exhibit A if his employment with Employer terminates due to an Involuntary Termination without Cause for a reason other than his death or Disability, or as a result of a Constructive Termination, which in either case occurs: (A) during the period not to exceed twenty-four (24) months after the effective date of a Change in Control; or (B) before the effective date of a Change in Control, but after the first date on which the Board and/or senior management of Employer has entered into formal negotiations with a potential acquirer that results in the consummation of a Change in Control; provided, however, that in no event shall a termination of employment occurring more than one (1) year before the effective date of a Change in Control be covered by this Exhibit A.

(iii)           Notwithstanding anything else herein to the contrary, Executive shall not be entitled to receive the benefits described in Section 5(c) or Section 5(d) of the Agreement if he becomes entitled to receive the benefits described in this Exhibit A.

(b)            Other Requirements.  In order to be eligible to receive benefits under Section 2(a)(ii) or Section 2(a)(iii) of this Exhibit A, Executive must deliver to Employer an executed Release and Waiver, and a resignation from all offices, directorships and fiduciary positions with Employer, its Affiliates and employee benefit plans, prior to the sixtieth (60th) day following Executive’s termination of employment.  Such Release and Waiver shall be in substantially the form of Employer’s standard Release and Waiver for all employees, with such changes therein or additions thereto as Employer determines, in its sole discretion, to be necessary to give effect to its intent and purpose.  No payments shall be made under Section 2(a)(ii) or Section 2(a)(iii)) prior to the last day of any waiting period or revocation period required by applicable law in order for the Release and Waiver to be effective.

(c)           Exceptions.  Notwithstanding the foregoing, if: (i) Executive’s employment is terminated by Employer for Cause at any time; (ii) Executive terminates his employment voluntarily for a reason other than a Constructive Termination (including termination of employment because of Executive’s death or Disability); (iii) Executive’s employment terminates for any reason, whether initiated by Executive or Employer, more than twenty-four (24) months after the effective date of a Change in Control, or before the beginning of formal negotiations with a potential acquirer of Employer’s business, or more than one year before the effective date of a Change in Control (even if formal negotiations with a potential acquirer have begun), then Executive shall not be eligible to receive Change in Control benefits under this Exhibit A.

2.           Amount and Type Of Benefits; Limitations and Exceptions.

Benefits payable under this Exhibit A are as follows and are subject to the following limitations and exceptions:

(a)            Change in Control Benefits.  Employer grants to Executive and his dependents and beneficiaries (if applicable), the following benefits:

(i)           The Accrued Compensation described in Section 5(a)(i) (accrued annual base salary), Section 5(a)(ii) (expense reimbursements) and Section 5(a)(iii) (earned but unused vacation pay) shall be paid to Executive in full at the time or times set forth in the Employer’s customary payroll procedures.

(ii)           The Accrued Compensation described in Section 5(a)(iv) (earned and accrued bonuses and incentive compensation) and an amount equal to the Executive’s Pay described in Section 5(l) shall be paid to Executive in a single payment, in cash, on the later of the date that is six months after the Termination Date or the effective date of the Change in Control.

(iii)           For a period of twelve (12) months (the “Continuation Period”), as determined by Employer, Employer shall, at its expense, continue on behalf of the Executive and Executive’s dependents and beneficiaries any medical, dental, vision, hospitalization and long term care benefits provided to Executive immediately prior to the Termination Date; provided, however, that Employer’s obligation to provide continuation coverage under the Employer’s group health plans shall arise only if Executive and his dependents are eligible for benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and Executive and his dependents timely elect coverage under COBRA. Accordingly, if Executive’s Termination Date precedes the effective date of the Change in Control and Executive did not timely elect COBRA coverage prior to becoming eligible for benefits under this Exhibit A, no reimbursements or payments for continuation coverage under Employer’s group health plans will be made by Employer under this Section 2(a)(iii) (unless Executive has received COBRA benefits following his Termination Date and/or is currently receiving those benefits at the time of a Change in Control, in which case Employer will reimburse any past COBRA premium costs and will pay for future coverage in accordance with the terms of this Section 2(a)(iii) for the period specified above).

The coverage and benefits (including deductibles and costs) provided hereunder during the Continuation Period shall be no less favorable to Executive and Executive’s dependents and beneficiaries than the coverage and benefits made available immediately prior to the Termination Date. Employer’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case Employer may reduce the coverage of any benefits it is required to provide Executive hereunder, as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Executive than the coverages and benefits required to be provided hereunder.

The coverage and benefits (including deductibles and costs) provided hereunder during the Continuation Period to Executive’s dependents and beneficiaries shall not be affected by Executive’s coverage under Medicare.

To the extent the coverage and benefits provided hereunder extend beyond the coverage period required under COBRA, then, as required by Code Section 409A:  (A) the post-termination medical benefits payable under this Section 2(a)(iii) are objectively determinable; (B) such post-termination medical benefits are provided for a specified period (i.e., the Continuation Period); (C) the amount of the post-termination medical benefits provided in one year does not affect the amount of post-termination medical benefits available in another year (except for the applicability of an annual or lifetime cap); (D) the reimbursement of any post-termination medical expenses must be made no later than the end of the year following the year in which the expenses were incurred; and (E) the right to receive the post-termination medical benefits is not subject to liquidation or exchange for another benefit.

(b)           Other Benefits.  All fringe benefits not otherwise covered by this Exhibit A (such as, but not limited to, pension/retirement, life insurance, disability coverage and other welfare benefits) shall terminate as of Executive’s Termination Date (except to the extent that the specific plans or programs provide for extended coverage or if any conversion privilege is available there under).

(c)           Parachute Payments.

(i)           Notwithstanding the above, if any payment or benefit that Executive would receive under this Exhibit A, when combined with any other payment or benefit he receives that is contingent upon a Change in Control (“Payment”) would: (A) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then such Payment shall be either: (X) the full amount of such Payment; or (Y) such lesser amount (with Payments being reduced in the order and priority established by the Committee) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. Executive shall be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Exhibit A, and Executive will not be reimbursed by Employer for any such payments.

(ii)           Employer shall attempt to cause its accountants to make all of the determinations required to be made under Section 2(c)(i), or, in the event Employer’s accountants will not perform such service, Employer may select another professional services firm to perform the calculations. Employer shall request that the accountants or firm provide detailed supporting calculations both to Employer and Executive prior to the
Change in Control if administratively feasible or subsequent to the Change in Control if events occur that result in parachute payments to Executive at that time. For purposes of making the calculations required by this Section 2(c), the accountants or firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. Employer and Executive shall furnish to the accountants or firm such information and documents as the accountants or firm may reasonably request in order to make a determination under this Section 2(c). Employer shall bear all costs the accountants or firm may reasonably incur in connection with any calculations contemplated by this Section 2(c). Any such determination by Employer’s accountants or other firm shall be binding upon Employer and Executive, and Employer shall have no liability to Executive for the determinations of its accountants or other firm.

3.           Section 409A.

(a)            The Change in Control benefits shall be paid on the date or dates, and in the form, set forth in Section 2.

(b)           Notwithstanding anything to the contrary herein, in the event the Change in Control benefits described herein are subject to the provisions regarding deferred compensation set forth in Section 409A of the Code, then any payments to Executive shall not be made until the earliest date sufficient to avoid the imposition of tax or penalties under Section 409A.

4.           Right To Interpret Exhibit A; Binding Nature Of Exhibit A.

Binding Effect On Successor To Employer. This Exhibit A shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Employer, or upon any successor to Employer as the result of a Change in Control, and any such successor or assignee shall be required to perform Employer’s obligations under this Exhibit A, in the same manner and to the same extent that Employer would be required to perform if no such succession or assignment or Change in Control had taken place. In such event, the term “Employer,” as used in this Exhibit A, shall mean Employer as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Exhibit A, and the term “Board” shall refer to the board of directors of any such surviving or continuing entity.

Section 5.                      Definitions.

Capitalized terms used in this Exhibit A, unless defined elsewhere in this Exhibit A or in the Agreement to which it forms a part thereof, shall have the following meanings:

(a)           Accrued Compensation means an amount which includes all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including:(i) Annual Base Salary (as defined in Section 3(a) of the Agreement); (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of Employer during the period ending on the Termination Date; (iii) any earned but unused vacation pay; and (iv) an amount equal to a portion of the Executive’s bonus for the fiscal year in which the Executive’s termination of employment occurs, based on the bonus incentive plan for the relevant period of the fiscal year and the Company’s actual performance through the Termination Date..

(b)           Affiliate means any parent corporation or subsidiary corporation of Employer, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c)           Board means the Board of Directors of The Eastern Company.

(d)           Cause shall have the meaning set forth in Section 5(a)(i) of the Agreement to which this Exhibit A forms a part thereof.

(e)           Change in Control means:

(i)            a sale, lease, license or other disposition of all or substantially all of the assets of Employer;

(ii)            a consolidation or merger of Employer with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of Employer immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity or its parent following the consolidation, merger or reorganization; or

(iii)            any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by Employer or an Affiliate) in which such persons or entities that were not shareholders of Employer immediately prior to their acquisition of Employer securities as part of such transaction become the owners, directly or indirectly, of securities of Employer representing more than fifty percent (50%) of the combined voting power of Employer’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction and other than as part of a private financing transaction by Employer; or

(iv)            a Change in the Incumbent Board. For purposes of this Exhibit A, a Change in the Incumbent Board shall occur if the existing members of the Board on the date of the Agreement to which this Exhibit A forms a part thereof (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board; provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member was approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office.

(f)           Code means the Internal Revenue Code of 1986, as amended.

(g)           Committee means the Compensation Committee of the Board of Directors of Employer.

(h)           Constructive Termination means a termination initiated by Executive because any of the following events or conditions have occurred:

(i)           a change in Executive’s position or responsibilities (including reporting responsibilities) which represents: (A) a material adverse change from Executive’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; or (B) the assignment to Executive of any duties or responsibilities which are materially and adversely inconsistent with Executive’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; provided that the change does not occur in connection with the termination of Executive’s employment for Cause, or the termination of Executive’s employment because of Executive’s Disability or death, or a voluntary termination by Executive other than as a result of a Constructive Termination;

(ii)           a material reduction in Executive’s Annual Base Salary (as defined in Section 3(a) of the Agreement) or any material failure to pay Executive any compensation or benefits to which Executive is entitled within five (5) days of the date due;

(iii)           Employer’s requiring Executive to relocate his principal worksite to any place more than fifty (50) miles from Darien, Connecticut, except for reasonably required travel on the business of Employer or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control;

(iv)           the failure by Employer to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which Executive was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to Executive;

(v)           the insolvency or the filing (by any party, including Employer) of a petition for bankruptcy of Employer, which petition is not dismissed within sixty (60) days;

(vi)           any material breach by Employer of any provision of this Exhibit A;

(vii)           the failure of Employer to obtain an agreement from any successors and assigns to assume and agree to perform the obligations created under this Exhibit A as a result of a Change in Control, as contemplated in Section 4 hereof.

Executive must notify Employer of the circumstances on which a Constructive Termination is purportedly based within ninety (90) days of the initial occurrence of any such event. Employer shall have thirty (30) days from the date of such notice to cure such event or condition.

(i)           Disability means the permanent and total disability of a person within the meaning of Section 409A (a)(2)(C) of the Code.

(j)           Employer means The Eastern Company, a Connecticut corporation, and any successor as provided in Section 4(b) hereof.

(k)           Involuntary Termination without Cause means the termination of Executive’s employment which is initiated by Employer for a reason other than Cause.

(l)           Pay means an amount equal to the sum of:  (i) Executive’s Annual Base Salary (as defined in Section 3(a) of the Agreement); and (ii) the higher of the bonuses paid Executive for the last two fiscal years ending prior to the Change in Control or an amount equal to a portion of the Executive’s bonus for the fiscal year in which the Executive’s termination of employment occurs, based on the bonus incentive plan for the relevant period of the fiscal year and the Company’s actual performance through the Termination Date.

(m)           Termination Date means the last date on which Executive is in active pay status as an employee with Employer. A holiday cannot constitute a Termination Date unless Executive actively provided services for Employer on such holiday.